Exhibit 10.30
                                                                         Summary
                                                                     Translation
                                                                     -----------


Guaranty Contract of Maximum Amount Guarantee Signed by and between the Company and Shenzhen Commercial Bank (the "Commercial Bank") dated as of March 17, 2005
>>   Contract No: Shen Shang Yin (Gaoxin) Shouxin Baozi (2005) No.004-2;
>> As guarantor, the Company undertakes to assume joint and several responsibilities to secure the indebtedness of Shenzhen Tongli towards Commercial Bank under the Comprehensive Agreement.
>> Guaranty Period: from the signing date of Comprehensive Agreement to the expiry date of two years commencing from maturity of the last matured loan borrowed under Comprehensive Agreement;
>> Items secured include loan principal and related interest, penalty interest, breach of contract compensation and expenses under Comprehensive Agreement;
>> Maximum amount secured for loan principal under Comprehensive Agreement is RMB 4.2 Million Yuan
>>   Other Terms:
     |X| The guarantor shall take joint and several responsibilities for Shenzhen Tongli's indebtedness towards the Commercial Bank under Comprehensive Agreement;
     |X| Amendment or changes made to Comprehensive Agreement (except for increase of credit amount) does not need to be approved by the guarantor and the Guaranty Contract shall remain to be effective and binding upon the guarantor;
     |X|  Guaranty Contract is irrevocable and independently effective.

Terms that have been omitted: indebtedness to be secured and maximum amount; commitment of the guarantor; liability; dispute settlement; miscellaneous; effectiveness; validity; and attention.